Exhibit 5.1

1320 Centre Street, Suite 202 Newton, MA 02459 Phone: 617-243-0060 Fax: 617-243-0066

February 8, 2010

Viking Systems, Inc.
134 Flanders Road
Westborough, MA 01581

Re: Registration Statement on Form S-1

Gentlemen:

I have acted as counsel to Viking Systems, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities Exchange Commission of a Registration Statement on Form S-1 (the “Registration Statement”), pursuant to which the Company is registering under the Securities Act of 1933, as amended, up to 15,000,000 shares of its common stock, par value $0.01 per share (the “Shares”), that may be sold from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act.  This opinion is being rendered in connection with the filing of the Registration Statement.  All capitalized items used herein and not otherwise defined shall have the respective meanings given to them in the Registration Statement.

In connection with this opinion, I have examined the Company’s Certificate of Incorporation, as amended, By-laws and such other records of the corporate proceedings of the Company and certificates of the Company’s officers as I deemed relevant, as well as the Registration Statement and the exhibits thereto.

In my examination, I have assumed the genuineness of all signatures, the legal capacity of natural person, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified or photostatic copies and the authenticity of such copies.

Based upon the foregoing, and subject to the limitations set forth below, I am of the opinion that, the Shares will be duly and validly issued, fully paid and non-assessable shares of the common stock.

My opinion is limited to the Delaware General Corporation Law and federal securities laws of the United States and I express no opinion with respect to the laws of any other jurisdiction.  No opinion is expressed herein with respect to the qualification of the Shares under the securities or blue sky laws of any state or any foreign jurisdiction.

I understand that you wish to file this opinion as an exhibit to the Registration Statement, and I hereby consent thereto.  I further consent to the reference to my name and firm in the Registration Statement.

Very truly yours,

/s/ Amy Trombly, Esq.

Amy Trombly, Esq.